                                                                 Exhibit (d)(11)

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                            STOCK OPTION AGREEMENT

          Meridian Data, Inc., a Delaware corporation (the "Company"), hereby
grants to             (the "Optionee") an Option to purchase a total of
shares of Common Stock (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1987 Incentive Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

          1.  Nature of the Option.  If Optionee is an Employee of the Company,
              --------------------
this Option is intended to qualify as an Incentive Stock Option. If Optionee is a Consultant of the Company, this Option is a Nonstatutory Stock Option and is not intended to qualify for any special tax benefits to the Optionee.

          2.  Exercise Price.  The exercise Price is $.50 for each share of
              --------------
Common Stock, which price is not less than the fair market value per share of Common Stock on the date of grant, as determined by the Board; provided, however, in the event Optionee is an Employee and owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or Subsidiary corporations immediately before this Option is granted, said exercise price is not less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant as determined by the Board.

          3.  Exercise of Option.  This Option shall be exercisable during its
              ------------------
term in accordance with the provisions of Section 8 of the Plan as follows:

              (i)  Right to Exercise.
                   -----------------

                   (a) Subject to Subsections 3(i)(b), (c), (d) and (e) below, one-third (1/3) of the total number of shares subject to this Option shall become exercisable on May 3, 1991, and one thirty-sixth (1/36) of the total number of shares shall become exercisable each month thereafter, until all of such shares are exercisable.

                   (b) This Option may not be exercised for a fraction of a Share.

                   (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below, subject to the imitations contained in subsections 3(i)(d) and (e).

                   (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

                   (e) If this Option is intended to qualify as an Incentive Stock Option, in no event may this Option become exercisable at a time or times which, when this Option is aggregated with all other incentive stock options granted to Optionee by the Company or any parent or Subsidiary, would result in Share having an aggregate fair market value (determined for each Share as of the date of grant of the option covering such share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

          (ii) Method of Exercise. This Option shall be exercisable by written
               ------------------
notice, in the form attached hereto as Exhibit A, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price.

     No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     4.   Investment Representations; Restrictions on Transfer.
          ----------------------------------------------------

          (i) By receipt of this Option, by its execution and by its exercise in whole or in part, Optionee represents to the Company the following:

                   (a) Optionee understands that this Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws.

                   (b) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

               (c) Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the commissioner of Corporations of the State of California and why other legend required under applicable state securities laws.

               (d) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the Event the Company later becomes subject to the Reporting requirements of Section 13 or 15(d) or the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph 4(i)(d), the Optionee acknowledges and agrees to the restrictions set forth in paragraph 4(ii).

     In the event that the Company does not qualify under Rule 701 at the time of Exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company;
(2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, the sale being made through a broker in an unsolicited "Broker's transaction" or in transactions directly with a market maker (as said terms is defined under the Securities Exchange Act of 1934) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

          (ii) Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eight (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be required by the underwriters at the time of the public offering.

          5.  Method of Payment.  Payment of the purchase price shall be made by
              -----------------
cash or check.

          6.  Restrictions on Exercise.  This Option may not be exercised if the
              ------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations (Regulation G) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

          7.  Termination of Status as an Employee or Consultant.  In the event
              --------------------------------------------------
of termination of Optinee's Continuous Status as an Employee or consultant, Optionee may, but only within thirty (30) days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

          8.  Disability of Optionee.  Notwithstanding the provisions of Section
              ----------------------
7 above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of the Optionee's permanent and total disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of termination of employment or consulting relationship (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

          9.  Death of Optionee.  In the event of the death of Optionee:
              -----------------

              (i) during the term of this Option while an Employee or Consultant of the Company and having been in Continuous Status as an Employee or Consultant since the date of grant of this Option, this Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in
Section 11 below, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death, subject to the limitations contained in Section 3(i)(e) above; or

              (ii) within (30) days after the termination of Optionee's Continuous Status as an Employee or Consultant, this Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise this Option be bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          10.  Non-transferability of Option.  This Option may not be
               -----------------------------
transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

          11.  Term of Option.  Notwithstanding Section 9, this Option may not
               --------------
be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

          12.  Early Disposition of Stock.  If Optionee is an Employee, Optionee
               --------------------------
understands that, if Optionee disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred Optionee, Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured as the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of exercise or the fair market value of the Shares at the date of disposition. The amount of such ordinary income may be measured differently if Optionee is an officer, director of 10% shareholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred. Any gain recognized on such a premature sale of the Shares in excess of the amount treated as ordinary income will be characterized as capital gain. Optionee hereby agrees to notify the Company in writing within thirty
(30) days after the date of any such disposition. Optionee understands that if Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be treated as long-term capital gain.

          13.  Taxation Upon Exercise of Option.  If Optionee is a Consultant,
               --------------------------------
Optionee understands that, upon exercise of this Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise Price. Upon a resale of such shares by the Optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the Option will be treated as capital gain or loss.

          14.  Tax Consequences.  The Optionee understands that any of the
               ----------------
foregoing references to taxation are based on federal income tax laws and regulations now in effect. The Optionee has reviewed with the Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

DATE OF GRANT:___________________

                                        MERIDIAN DATA, INC.

                                        By:___________________________

                                        Title:________________________

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE COMPANY'S PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:__________________________

                                      Address:____________________________

                                      ____________________________________

                                      Social Security No._________________

                                   EXHIBIT A
                                   ---------

                              NOTICE OF EXERCISE
                                OF STOCK OPTION

TO:

FROM:

DATE:

RE:       Exercise of Stock Option

     I hereby exercise my option to purchase ________ shares of Common Stock at $________), effective today's date. This notice is given in accordance with the terms of my Stock Option Agreement dated ____________, 1990. The option price and vested amount is in accordance with Sections 2 and 3 of the Stock Option Agreement.

     Attached is a check payable to ____________ for the total exercise price of the shares being purchased. The undersigned confirms the representations made in Section 4 of the Stock Option Agreement.

     Please prepare the stock certificate in the following name(s):

                               ____________________________

                               ____________________________

     If the stock is to be registered in a name other than your name, please so advise the Company. The Stock Option Agreement requires the Company's approval for registration in a name other than your name and requires certain agreements from any joint owner.

                                         Sincerely,

                                         _______________________________
                                         (Signature)

                                         _______________________________
                                         (Print or Type Name)

Letter and consideration
received on ____________, 1990.

By:_________________________________